UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 19, 2016

Makkanotti Group Corp.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-204857	37-1765151
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Larnakos Avenue, 73, ap. 402,

Nicosia, Cyprus 1046

(Address of principal executive offices)

(407) 720-5503

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 19, 2016, Makkanotti Group Corp. (the "Company") consummated with Anna Ionnou, the Company's former director, officer and majority shareholder, an Agreement for the Sale of Assets (the "Agreement") for substantially all of the Company's assets, with a book value of $9,690, consisting of all of the Company's inventory, consisting primarily of paper bags (the "Inventory"), and the one paper food bag-forming machine, RUITAI KTPM A (the "Equipment") and all other assets associated with the Inventory and the Equipment, in exchange for forgiveness of debt of $11,032.

The above summary of the Agreement is qualified in its entirety by reference to such agreement, which is attached as Exhibit 10.1 and incorporated herein by reference

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information in Item 1.01 is incorporated into this item by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

By written consent effective August 19, 2016, the Agreement was approved by a holder owning the majority of the shares. The holder owned 18,000,000 or 72% of the Company's 24,984,000 outstanding shares.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Agreement for the Sale of Assets.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Makkanotti Group Corp.

Date: August 25, 2016	By:	/s/ Michael Hlavsa
	Name:	Michael Hlavsa
	Title:	President

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